UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 1, 2007
Xponential, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)
678-720-0660
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Employment and Restrictive Covenant Agreement

Item 5.02 Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Thomas K. Haas as Chief Executive Officer of PawnMart
     Effective January 1, 2007 the Board of Directors (the “Board”) of the Registrant’s wholly-owned subsidiary, PawnMart, Inc. (“PawnMart”), entered into an Employment and Restrictive Covenant Agreement (the “Agreement”) with Thomas K. Haas.
     A copy of the Agreement and the related Bonus Letter Agreement are filed herewith as Exhibit 10.1. The material terms of the Agreement, as described herein, are subject to the full text of the Agreement in Exhibit 10.1.
     Mr. Haas has served as President of Haas Management II, the General Partner of the limited partnership Pawn Group of Austin, LP, d/b/a King Pawn, since its inception in November 2005. He has also served as President and owner of Estancia Collections, Inc., a furniture retail store located in Austin, Texas, since October 1999; President and co-owner of Cathy’s Consignment Furniture located in Austin, Texas, since October 2005; and co-owner and Secretary of Haas Market Metrics, Inc. since its inception in 1991. From October 2000 to March 2004, Mr. Haas served as President and Chief Operating Officer of Camco, Inc., d/b/a SuperPawn, a chain of 41 pawnshops, which was subsequently sold to Cash America in December 2004.
     The initial term of the Agreement ends on December 31, 2007. Beginning January 1, 2008, and on each subsequent anniversary thereof, the term of the Agreement will automatically renew and extend for an additional one-year term unless either party delivers written notice of that party’s intention not to renew to the other party at least three (3) months prior to the expiration of the relevant term.
     Mr. Haas’ initial base salary is $200,000 per year, which will be reviewed annually and may be increased from time to time by the Board. As provided in a separate Bonus Letter Agreement dated March 5, 2007, for calendar year 2007 Mr. Haas will be eligible to receive a bonus equal to ten percent (10%) of net income before taxes of PawnMart in excess of $300,000 on pawn operating assets (the “Net Income Bonus”) and an additional bonus (the “Jewelry Bonus”) provided PawnMart reduces its gross jewelry inventory through sales (exclusive of any reserves) to $3,000,000 on terms acceptable to management by March 31, 2007. The Jewelry Bonus will be earned based on PawnMart’s maintaining its pawn forfeiture policy consistent with its practices in effect as of the date of the Bonus Letter Agreement. If earned, the Jewelry Bonus will be deducted from the Net Income Bonus (i.e., if the Net Income Bonus totals $75,000, Mr. Haas will be entitled to an additional $25,000 if the Jewelry Bonus is earned and paid).
     In addition to the foregoing, the Agreement provides for, among other things, a moving allowance, a monthly housing allowance, use of a company-provided automobile, reimbursement of premiums for supplemental life insurance not to exceed $10,000 in any calendar year, and participation in employee and fringe benefits applicable to employees and executive personnel.

     If Mr. Haas’ employment ceases due to a termination by PawnMart without cause or by Mr. Haas for good reason, Mr. Haas will be entitled to (a) payment of all accrued and unpaid Base Salary through the date of such cessation and (b) waiver of the applicable premium otherwise payable for COBRA continuation coverage for Mr. Haas (and, to the extent covered immediately prior to the date of such cessation, his eligible dependents) for twelve (12) months.
     If PawnMart or substantially all of PawnMart’s pawn assets are sold during the term of the Agreement, and Mr. Haas’ employment by PawnMart ceases for any reason whatsoever within one (1) month immediately thereafter, Mr. Haas will be entitled to receive (in addition to his base salary through the date of termination) payment of (a) an amount equal to the greater of $250,000 or ten percent (10%) of the net cash proceeds in excess of $6,000,000, (b) any accrued bonus (if any) if the termination occurs between the end of a measurement period and the date the bonus (if any) is due, and (c) any reimbursable expenses and earned but unpaid vacation pay. However, if the sale is to an affiliated party of Mr. Haas or if he is provided an ownership interest in the acquiring entity by the purchaser of PawnMart or substantially all of its pawn assets, Mr. Haas will not be entitled to receive the payments identified in the foregoing sentence.
     If Mr. Haas’ employment ceases for any reason other than as described above, including, but not limited to, termination by PawnMart for cause, as a result of Mr. Haas’ death or disability, or by Mr. Haas without good reason, PawnMart’s obligation to Mr. Haas will be limited solely to the payment of accrued and unpaid base salary through the date of such termination. All compensation and benefits will cease at the time of such termination and, except as otherwise provided by COBRA, PawnMart will have no further liability or obligation by reason of such termination.
     The Agreement provides that, following termination of his employment, Mr. Haas will not compete with PawnMart for a period of one (1) year immediately thereafter.
     No family relationship exists between Mr. Haas and the executive officers and directors of the Registrant.
Appointment of Jeffrey A. Cummer as Chairman of the Board of the Registrant and as Chairman of the Board of PawnMart, Inc.; Resignation of Dwayne A. Moyers as Chairman of the Board of the Registrant
     On January 18, 2007 the Board of Directors (the “Board”) of the Registrant appointed Jeffrey A. Cummer to serve as Chairman of the Board of the Registrant, a position previously held by Dwayne A. Moyers, and the Board of Directors of the Registrant’s subsidiary, PawnMart, Inc. (“PawnMart”), appointed Mr. Cummer to serve as Executive Vice President of PawnMart.
     Dwayne A. Moyers, who served as Chairman of the Board of the Registrant from September 2002 to January 18, 2007, continues to serve as Chief Executive Officer,

Vide President and a director of the Registrant and as Executive Vice President and a director of PawnMart.
     Mr. Cummer has served as Vice President and a director of the Registrant since August 2002, and he will continue to serve in those capacities. He has also served as Chairman of the Board of PawnMart, and as Executive Vice President and a director of Xponential Advisors, Inc. and of Xponential Real Estate Holdings, Inc. since October 2006, all of which are subsidiaries of the Registrant. Mr. Cummer has served as a director of Integrity Mutual Funds, Inc., a publicly-traded company, since June 2006.
     Mr. Moyers was appointed Chief Executive Officer of the Registrant in March 2004, Vice President in August 2002 and a Director in March 2001. He has served as Chief Executive Officer and a Director of PawnMart, since January 2003; as Chief Executive Officer and a Director of Xponential Advisors, Inc. since January 2003: as Chief Executive Officer and President and as a Director of Xponential Real Estate Holdings, Inc. since February 2005.
     For a compete discussion of related party transactions involving these officers and directors of the Registrant, see the Registrant’s Proxy Statement relating to its annual meeting of stockholders held on January 18, 2007, as filed with the Securities and Exchange Commission on October 30, 2006.
     No family relationship exists between Mr. Cummer and Mr. Moyers and the executive officers and directors of the Registrant.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits. The following exhibits are furnished as part of this Report:

10.1	Employment and Restrictive Covenant Agreement by and between PawnMart, Inc. and Thomas K. Haas dated January 30, 2007; and related Bonus Letter Agreement from PawnMart, Inc. to Thomas K. Haas dated March 5, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 20, 2007	XPONENTIAL, INC.
	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer